SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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ARTICLE I

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 3-52472

Date of Report: April 2, 2007

Shandong Zhouyuan Seed and Nursery Co., Ltd.

(Exact name of registrant as specified in its charter)

Delaware	58-2258912
(State of Other Jurisdiction of Incorporation or organization)	(I.R.S.Employer Identification No.)

131 Shizi Street, Nangang District, Harbin Heilongjiang F4, P.R. China	150000
(Address of principal executive offices)	Zip Code

011-86451-8271-3712

(Registrant’s telephone number including area code)

Pingchuan Pharmaceutical, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

Effective at close of business on April 2, 2007, Pingchuan Pharmaceutical, Inc., a North Carolina corporation, reincorporated in the State of Delaware by merging with and into Shandong Zhouyuan Seed and Nursery Co., Ltd., a Delaware corporation which was a wholly owned subsidiary of Pingchuan Pharmaceutical.  As a result of the merger,  Shandong Zhouyuan Seed and Nursery Co. is the surviving corporation, the name of the surviving corporation is Shandong Zhouyuan Seed and Nursery Co., Ltd., the Certificate of Incorporation and Bylaws of Shandong Zhouyuan Seed and Nursery Co. are the Certificate of Incorporation and Bylaws of the surviving corporation, and each share of common stock, $.001 par value, outstanding of Pingchuan Pharmaceutical prior to the merger was converted into one share of common stock, $.001 par value, of Shandong Zhouyuan Seed and Nursery Co.   No other changes were effected with respect to the registrant or its capitalization.

Item 9.01

Financial Statements and Exhibits

3.01

Certificate of Incorporation of Shandong Zhouyuan Seed and Nursery Co., Ltd. - filed as an Appendix to the Definitive Proxy Statement on Form 14 (a) filed on March 16, 2007

3.02

Bylaws of Shandong Zhouyuan Seed and Nursery Co., Ltd.

10.1

Agreement and Plan of Merger dated February 26, 2007 - filed as an Appendix to the Definitive Proxy Statement on Form 14 (a) filed on March 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2007

Shandong Zhouyuan Seed and Nursery Co., Ltd.

By: /s/Wang Zhigang

Wang Zhigang, Chief Executive Officer